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                                                                     Exhibit 4.2





               Warrant for the purchase of shares of Common Stock
                                                                 ________ Shares

FOR VALUE RECEIVED, WEBB Interactive Services, Inc. (the "Company"), hereby certifies that _______________________, or a permitted assign thereof, is entitled to purchase from the Company, at any time or from time to time commencing June 30, 1999 and prior to 5:00 P.M., P.S.T., on June 5, 2003, ___________________ (________) fully paid and nonassessable shares of the common stock, of the Company for an aggregate purchase price of $________ (computed on the basis of $____ per share). (Hereinafter, (i) said common stock, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor, is referred to as the "Common Stock," (ii) the shares of the Common Stock purchasable hereunder or under any other Warrant (as hereinafter defined) are referred to as the "Warrant Shares," the aggregate purchase price payable hereunder for the Warrant Shares is referred to as the "Aggregate Warrant Price," (iii) the price payable hereunder for each of the Warrant Shares is referred to as the "Per Share Warrant Price," (iv) this Warrant, all identical warrants issued on the date hereof and all warrants hereafter issued in exchange or substitution for this Warrant or such other warrants are referred to as the "Warrants" and (v) the holder of this Warrant is referred to as the "Holder" and the holder of this Warrant and all other Warrants are referred to as the "Holders"). The Aggregate Warrant Price is not subject to adjustment. The Per Share Warrant Price is subject to adjustment as hereinafter provided; in the event of any such adjustment, the number of Warrant Shares shall be adjusted by dividing the Aggregate Warrant Price by the Per Share Warrant Price in effect immediately after such adjustment.

1.   Exercise of Warrant.

     a) Exercise for Cash

     This Warrant may be exercised, in whole at any time or in part from time to time, commencing June 30, 1999, and prior to 5:00 P.M., P.S.T., on June 5, 2003, by the Holder by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the address set forth in Subsection 9(a) hereof, together with proper payment of the Aggregate Warrant Price, or the proportionate part thereof if this Warrant is exercised in part. Payment for Warrant Shares shall be made by certified or official bank check payable to the order of the Company. If this Warrant is exercised in part, this Warrant must be exercised for a number of whole shares of the Common Stock, and the Holder is entitled to receive a new Warrant Covering the Warrant Shares which have not been exercised and setting forth the proportionate part of the Aggregate Warrant Price applicable to such Warrant Shares. Upon such surrender of this Warrant the Company will (a) issue a certificate or certificates in the name of the Holder for the largest number of whole shares of the Common Stock to which the Holder shall be entitled and, if this Warrant is exercised in whole, in lieu of any fractional share of the Common Stock to which the Holder shall be entitled, pay to the Holder cash in an amount equal to the fair value of such fractional share (determined in such reasonable manner as the Board of Directors of the Company shall determine), and (b) deliver the other securities and properties receivable upon the exercise of this Warrant, or the proportionate part thereof if this Warrant is exercised in part, pursuant to the provisions of this Warrant.
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     b) Cashless Exercise

     In lieu of exercising this Warrant in the manner set forth in paragraph 1(a) above, the Warrant may be exercised, in whole or in part, by surrender of the Warrant without payment of any other consideration, commission or remuneration, by execution of the cashless exercise subscription form (at the end hereof, duly executed). The number of shares to be issued in exchange for the Warrant will be computed by subtracting the Warrant Exercise Price from either (i) the closing bid price of the common stock on the date of receipt of the cashless exercise subscription form, or (ii) the most recent negotiated value used in connection with any sale of the Company's securities or in connection with any business combination involving the Company, and multiplying that amount by the number of shares represented by the Warrant, and dividing by the closing bid price as of the same date.

2.   Reservation of Warrant Shares, Listing.

     The Company agrees that, prior to the expiration of this Warrant, the Company will at all times have authorized and in reserve, and will keep available, solely for issuance or delivery upon the exercise of this Warrant, the shares of the Common Stock and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant, free and clear of all restrictions on sale or transfer (except for applicable state or federal securities law restrictions) and free and clear of all pre-emptive rights.

3.   Protection Against Dilution.

     a.) If, at any time or from time to time after the date of this Warrant, the Company shall issue or distribute (for no consideration) to the holders of shares of Common Stock evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a subdivision, combination or reclassification, or dividend or distribution payable in shares of Common Stock, referred to in Subsection 3(b) and also excluding cash dividends or cash distributions paid out of net profits legally available therefor if the full amount thereof, together with the value of other dividends and distributions made substantially concurrently therewith or pursuant to a plan which includes payment thereof, is equivalent to not more than 5% of the Company's net worth) (any such nonexcluded event being herein called a "Special Dividend"), the Per Share Warrant Price shall be adjusted by multiplying the Per Share Warrant Price then in effect by a fraction, the numerator of which shall be the then current market price of the Common Stock (defined as the average for the thirty consecutive business days immediately prior to the record date of the daily closing price of the Common Stock as reported by the principal exchange or market on which the Common Stock is listed) less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock and the denominator of which shall be such then current market price per share of Common Stock. An adjustment made pursuant to this Subsection 3(a) shall become effective immediately after the record date of any such Special Dividend.


     b) In case the Company shall hereafter (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, the Per Share Warrant Price shall be adjusted so that the Holder of any Warrant upon the exercise hereof shall be entitled to receive the number of shares of Common Stock or other capital stock of the Company which he would have owned immediately prior thereto. An adjustment made pursuant to this Subsection 3(b) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Subsection 3(b), the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall reasonably determine the allocation of the adjusted Per Share Warrant Price between or among shares of such classes or capital stock or shares of Common Stock and other capital stock.

     c) In case of any capital reorganization or reclassification, or any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another entity of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), the Holder of this Warrant shall have the right thereafter to convert such Warrant into the kind and amount of securities, cash or other property which he would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been converted immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this
          Section 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Section 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or be, in relation to any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant. The above provisions of this Subsection 3(e) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges. sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the conversion of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the Warrants not less than 10 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

     d) No adjustment in the Per Share Warrant Price shall be required unless such adjustment would require an increase or decrease of at least $0.05 per share of Common Stock, provided, however, that any adjustments which by reason of this Subsection 3(d) are not required to be made shall be carried forward and taken into account in any subsequent adjustment, provided further, however, that adjustments shall be required and made in accordance with the provisions of this
          Section 3 (other than this Subsection 3(d)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the Holder of this Warrant or Common Stock issuable upon exercise hereof. All calculations under this Section 3 shall be made to the nearest cent. Anything in this Section 3 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Per Share Warrant Price, in addition to those required by this
          Section 3, as it in its discretion shall deem to be advisable in order that any stock dividend, subdivision of shares or distribution of rights to purchase stock or securities convertible or exchangeable for stock hereafter made by the Company to its shareholders shall not be taxable.

     e)   Whenever the Per Share Warrant Price is adjusted as provided in this
          Section 3 and upon any modification of the rights of a Holder of Warrants in accordance with this Section 3, the Company shall promptly obtain, at its expense, a certificate of a firm of independent public accountants of recognized standing selected by the Board of Directors (who may be the regular auditors of the

          Company) setting forth the Per Share Warrant Price and the number of Warrant Shares after such adjustment or the effect of such modification, a brief statement of the facts requiring such adjustment or modification and the manner of computing the same and cause copies of such certificate to be mailed to the Holders of the Warrants.

     f) If the Board of Directors of the Company shall declare any dividend or other distribution with respect to the Common Stock, other than a cash distribution out of earned surplus, the Company shall mail notice thereof to the Holders of the Warrants not less than 10 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution.

4.   Fully Paid Stock, Taxes.

     The Company agrees that the shares of the Common Stock represented by each and every certificate for Warrant Shares delivered on the exercise of this Warrant shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable, and not subject to pre-emptive rights, and the Company will take all such actions as may be necessary to assure that the par value or stated value, if any, per share of the Common Stock is at all times equal to or less than the then Per Share Warrant Price. The Company further covenants and agrees that it will pay, when due and payable, any and all Federal and state stamp, original issue or similar taxes which may be payable in respect of the issue of any Warrant Share or certificate therefor.

5.   Registration Under Securities Act of 1933.

     a) The Company agrees that if; at any time and from time to time during the period commencing on June 30, 1999 and ending on June 5, 2003, the Board of Directors of the Company shall authorize the filing of a registration statement or a post-effective amendment to a registration statement (any such registration statement being hereinafter called a "Subsequent Registration Statement") under the Act other than a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities) in connection with the proposed offer of any of its securities by it or any of its shareholders, the Company will (i) promptly notify the Holder and each of the Holders, if any, of other Warrants and/or Warrant Shares that such Subsequent Registration Statement will be filed and that the Warrant Shares which are then held, and/or which may be acquired upon the exercise of the Warrants, by the Holder and such Holders, will, at the Holder's and such Holders' request, be included in such Subsequent Registration Statement, (ii) include in the securities covered by such Subsequent Registration Statement all Warrant Shares which it has been so requested to include, (iii) use its best efforts to cause such Subsequent Registration Statement to become effective as soon as practicable and (iv) take all other action necessary under any Federal or state law or regulation of any governmental authority to permit all Warrant Shares which it has been so requested to include in such Subsequent Registration Statement or to be sold or otherwise disposed of, and will maintain such compliance with each such Federal and state law and regulation of any governmental authority for the period necessary for the Holder and such Holders to effect the proposed sale or other disposition. Provided however, that the Holders shall be entitled to only one registration under this section 5(a).

     b) In connection with any registration under Section 5 hereof; the Company covenants and agrees (i) to use its best efforts to have any registration statement declared effective as soon as reasonably possible, (ii) to furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably he requested, (iii) to pay all costs (excluding fees and expenses of Holder(s) counsel and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Section 5 hereof including, without limitation, registration filing fees, the Company's legal and accounting fees, printing expenses, and blue sky fees and expenses, (iv) to take all necessary action which may be required in qualifying or registering the

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          Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction, (v) to indemnify the Holder(s) of the Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or any other statute, common law or otherwise, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement executed by the Company or based upon written information furnished by the Company filed in any jurisdiction in order to qualify the Warrant Securities under the securities laws thereof or filed with the Securities and Exchange Commission (the "Commission"), any state securities commission or agency, the National Association of Securities Dealers, Inc., The Nasdaq Stock Market or any securities exchange, or the omission or alleged omission therefrom of material fact required to be stated therein or necessary to make the statements contained therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the Holder(s) expressly for use in such registration statement, any amendment or supplement thereto or any application, as the case may be. If any action is brought against the Holder(s) or any controlling person of the Holder(s) in respect of which indemnity may be sought against the Company pursuant to this Section 5, the Holder(s) or such controlling person shall within thirty (30) days after the receipt thereby of a summons or complaint notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and payment of reasonable fees and expenses of counsel (which counsel shall be reasonably satisfactory to the Holder(s) or such controlling person), but the failure to give such notice shall not affect such indemnified person's right to indemnification hereunder except to the extent that the Company's defense of such action was materially adversely affected thereby. The Holder(s) or such controlling person shall have the tight to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Holder(s) or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, the Company shall not have employed counsel to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the fees and expenses of not more than one additional firm of attorneys for the Holder(s) and/or such controlling person shall be borne by the Company. Except as expressly provided in the previous sentence, in the event that the Company shall not previously have assumed the defense of any such action or claim, the Company shall not thereafter be liable to the Holder(s) or such controlling person in investigating, preparing or defending any such action or claim. The Company agrees promptly to notify the Holder(s) of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the resale of the Warrant Shares or in connection with such registration statement. The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished in writing by or on behalf of such. Holders, or their successors or assigns, for specific inclusion in such registration statement. Notwithstanding the foregoing provisions of this Section 5, any such payment or reimbursement

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          by the Holder(s) of fees, expenses or disbursements incurred by an indemnified person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against the Company or such indemnified person as a direct result of the Company or such person's gross negligence or willful misfeasance will be promptly repaid to the Holder(s).

6.   Transferability.

     Subject to compliance with federal and applicable state securities laws, the Holder of any Warrant may, prior to exercise or expiration thereof, surrender such Warrant at the principal office of the Company for transfer or exchange. Within a reasonable time after notice to the Company from a registered Holder of its intention to make such exchange and without expense (other than transfer taxes, if any) to such registered Holder, the Company shall issue in exchange therefor another Warrant or Warrants, in such denominations as requested by the registered Holder, for the same aggregate number of Warrant Shares so surrendered and containing the same provisions and subject to the same terms and conditions as the Warrant(s) so surrendered. The Company may beat the registered Holder of this Warrant as he or it appears on the Company's books at any time as the Holder for all purposes. The Company shall permit any Holder of a Warrant or his duly authorized attorney, upon written request during ordinary business hours, to inspect and copy or make extracts from its books showing the registered holders of Warrants. All warrants issued upon the transfer or assignment of this Warrant will be dated the same date as this Warrant, and all rights of the Holder thereof shall be identical to those of the Holder.

7.   Loss, etc., of Warrant.

     Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

8.   Warrant Holder Not Shareholders.

     Except as otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent to or receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

9    Communication.

     No notice or other communication under this Warrant shall be effective unless, but any notice or other communication shall be effective and shall be deemed to have been given if, the same is in writing and is mailed by first-class mail, postage prepaid, addressed to:

     a) the Company at 1800 Glenarm Place, 7th Floor, Denver, Colorado 80202 or such other address as the Company has designated in writing to the Holder; or

     b)   the Holder at _____________________________________________ or such other address as the Holder has designated in writing to the Company.

10.  Headings.

     The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

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11.  Applicable Law.

     This Warrant shall be governed by and construed in accordance with the law of the State of Colorado without giving effect to the principles of conflicts of law thereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its Chief Executive Officer as of the 30th day of June, 1999.

ATTEST:                                       DURAND COMMUNICATIONS, INC.


                                              By:_______________________________
                                              Name: R. Steven Adams
                                              Title: Chief Executive Officer

                                  SUBSCRIPTION

The undersigned, ______________________, pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe for and purchase shares of the Common Stock of WEBB Interactive Services, Inc. covered by said Warrant, and makes payment therefor in full at the price per share provided by said Warrant.

Dated:                              Signature:

                                    Address:





                                   ASSIGNMENT

FOR VALUE RECEIVED ______________________ hereby sells, assigns and transfers unto __________________ the foregoing Warrant and all rights evidenced thereby, and does irrevocably constitute and appoint _________________________, attorney, to transfer said Warrant on the books of WEBB Interactive Services, Inc.

Dated:                              Signature:

                                    Address:

                               PARTIAL ASSIGNMENT
                               ------------------

FOR VALUE RECEIVED _______________________ hereby assigns and transfers unto _______________________ the right to purchase _____________ shares of the Common
Stock of WEBB Interactive Services, Inc. by the foregoing Warrant, and a proportionate part of said Warrant and the rights evidenced hereby, and does irrevocably constitute and appoint attorney, to transfer that part of said Warrant on the books of WEBB Interactive Services, Inc.

Dated:                              Signature:

                                    Address:






CASHLESS EXERCISE SUBSCRIPTION

The undersigned _____________________ pursuant to the provisions of the foregoing Warrant, hereby agrees to subscribe to that number of shares of stock of WEBB Interactive Services, Inc. as are issuable in accordance with the formula set forth in paragraph 1(b) of the Warrant, and makes payment therefore in full by surrender and delivery of this Warrant.

Dated:                              Signature:

                                    Address:

                         Option to Purchase Common Stock
                                       of
                         WEBB INTERACTIVE SERVICES, INC.
                            Expiring December 26,2000


THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT A REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL SKILLED IN SECURITIES LAWS MATTERS AND REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

ANY VOLUNTARY OR INVOLUNTARY SALE, ASSIGNMENT, GIFT, BEQUEST TRANSFER, PLEDGE, HYPOTHECATION OR ANY OTHER DISPOSITION OF THIS OPTION OR ANY INTEREST THEREIN IS SUBJECT TO THE RESTRICTIONS ON TRANSFER SET FORTH IN THIS OPTION. BY ACCEPTANCE OF THIS DOCUMENT THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SUCH RESTRICTIONS ON TRANSFER.

THIS IS TO CERTIFY THAT:

1.   GRANT

     For valuable consideration, receipt of which is hereby acknowledged, _______________ ("Holder"), or registered assigns, is entitled to purchase from WEBB INTERACTIVE SERVICES, INC., a Colorado corporation (the "Company"), at any time on and after June 30, 1999 (the "Exercise Date"), but not later than the close of business (Colorado time) on December 26, 2000 (the "Expiration Date"), _________________ (______) shares of Common Stock of the Company (the "Shares"), at an exercise price of ____________________ ($____) per share and to exercise the other rights, powers and privileges specified herein.

2.   DEFINITIONS

     As used in this Option, unless the context otherwise requires the following terms shall the following meanings.

     2.1 "Common Stock" means the Company's presently authorized Common Stock as such class of security existed on the Exercise Date and any stock into which such Common Stock may thereafter be changed.

     2.2 "Holder" of any security means the owner of such security.

     2.3 "Person" means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures and other entities and governments and agencies and political subdivisions.

3.   EXERCISE OF OPTION

     3.1 Right. The Holder of this Option may, at any time on and after the Exercise Date, but not later than the close of business (Colorado time) on the Expiration Date, exercise this Option in whole at any time or in part from time to time for the purchase of the shares of Common Stock which such Holder is then entitled to purchase hereunder, at the exercise price per share determined in accordance with the provisions hereof.

     3.2 Delivery. In order to exercise this Option in whole or in part, the Holder hereof shall deliver to the Company at its principal office (i) a written notice, substantially in the form set forth on Exhibit A hereto, of such Holder's election of exercise this Option, which notice shall specify the number of shares of Common Stock to be purchased, (ii) a certified or bank cashier's check or checks payable to the Company, in an amount equal to the aggregate exercise price of the shares of Common Stock being purchased, and (iii) this Option. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within five (5) business days (if the place of delivery specified in the exercise notice is located in the United States) or within ten (10) business days (if the place of delivery specified in the exercise notice is located elsewhere) thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of shares of Common Stock specified in said notice. Such certificate(s) shall be deemed to have been issued and such Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares as of the date of said notice. If this Option shall have been exercised only in part, the Company shall, at the time of delivery of said certificate or certificates, deliver to such Holder a new Option evidencing the rights of such Holder to purchase the remaining shares of Common Stock covered by this Option, which new Option shall in all other respects be identical with this Option.

     3.3 Expenses. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder of this Option, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder at the time of the delivery of the notice of exercise mentioned above.

     3.4 Valid Issuance. All shares of Common Stock issuable upon the exercise of this Option shall, when issued, be validly issued, free from preemptive rights (other than any such rights of the Holder), fully paid and nonassessable.

     3.5 No Fractional Shares. The Company shall not be required upon any exercise of this Option to issue a certificate representing any fraction of a share of Common Stock, but, in lieu thereof, shall pay for such fraction of a share at the exercise price in effect on the date of such exercise of this Option.

4.   ADJUSTMENT OF RIGHTS

     The number of shares of Common Stock which the Holder of this Option is entitled to purchase and the exercise price shall be subject to adjustment from time to time as hereinafter provided in this Section 4.

     4.1 Effect of Stock Splits and Dividends. In case at any time or from time to time the Company shall subdivide as a whole, by reclassification, by the issuance of a stock dividend on the Common Stock payable in Common Stock, or otherwise, the number of shares of Common Stock then outstanding into a greater number of shares of Common Stock, with or without par value, the exercise Price then in effect shall be reduced proportionately and the number of shares of Common Stock which may be purchased hereunder shall be increased proportionately. In case at any time or from time to time the Company shall consolidate as a whole, by reclassification or otherwise, the number of shares of Common Stock then outstanding into a lesser number of shares of Common Stock, with or without par value, the Exercise Price then in effect shall be increased proportionately and the number of shares of Common Stock which may be purchased hereunder shall be reduced proportionately.

     4.2 Effect of Merger or Consolidation. Subject to the provisions of Section 6 of this Option, in ease the Company shall enter into any agreement for the consolidation or merger of the Company with or into another corporation wherein the Company is not the surviving corporation, or for the sale or conveyance of all or substantially all of the Company's assets, and in connection with such consolidation, merger, sale or conveyance, shares of stock or other securities or property shall be issuable or deliverable in exchange for the Common Stock of the Company, the Holder of this Option shall thereafter be entitled to purchase pursuant to this Option (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such consolidation, merger, sale or conveyance) the shares of stock or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such consolidation, merger, sale or conveyance, at an aggregate purchase price equal to the aggregate purchase price which would have been payable if such number of shares of Common Stock had been purchased immediately prior thereto. In case of any such consolidation, merger, sale or conveyance, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holder of this Option, to the end that all the provisions of this Option (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

     4.3 Reorganization and Reclassification. In case of any capital reorganization or any reclassification of the capital stock of the Company (except as provided in Section 4.1) the Holder of this Option shall thereafter be entitled to purchase pursuant to this Option (in lieu of the number of shares of Common Stock which such Holder would have been entitled to purchase immediately prior to such reorganization or reclassification) the shares of stock of any class or classes or other securities or property to which such number of shares of Common Stock would have been entitled at the time of such reorganization or reclassification, at an aggregate purchase price equal to the aggregate purchase price which would have been payable if such number of shares of Common Stock had been purchased immediately prior to such reorganization or reclassification. In case of any such reorganization or reclassification, appropriate provision (as determined by resolution of the Board of Directors of the Company) shall be made with respect to the rights and interests thereafter of the Holder of this Option, to the end that all of the provisions of this Option (including adjustment provisions) shall thereafter be applicable, as nearly as reasonably practicable, in relation to such stock or other securities or property.

     4.4 Statement of Adjustment. Whenever the exercise price and the number of shares of Common Stock subject to this Option are adjusted pursuant to this
Section 4, the Company shall prepare a written statement signed by an officer of the Company setting forth the adjusted exercise price and the number of shares purchasable under this Option, determined as provided in this Section 4, and the facts requiring such an adjustment. Such statement shall be filed among the permanent records of the Company and a copy thereof shall be furnished to the Holder of this Option and shall at all reasonable times during business hours be open to inspection by the Holder of the Option. The Company shall promptly cause a copy of such notice to be mailed, first class postage prepaid, to the Holder of record of this Option.

5.   RESERVATION OF STOCK

     5.1 Reservation. The Company covenants and agrees that it will reserve and set apart and have at all times a number of shares of authorized but unissued Common Stock, or other stock or securities deliverable pursuant to this Option, sufficient to enable it at any time to fulfill all of its obligations hereunder. The Company covenants that at any time when the Common Stock is listed on any national securities exchange the Company will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of Common Stock issuable upon the exercise of this Option.

     5.2 Approvals. The Company covenants that if any shares of Common Stock required to be reserved for issuance upon the exercise of this Option require registration with or approval of any governmental authority under federal or sate law, before such shares may be validly issued upon exercise of this Option, the Company will, in good faith and as expeditiously as possible, endeavor to cause such shares to be duly registered or approved.

6.   COMPANY'S RIGHT OF ACCELERATION

     6.1 Right to Accelerate. Notwithstanding anything in this Option to the contrary, (a) if the Company or the shareholders of the Company enter into a bona fide agreement (i) for the consolidation with or merger of the Company into any other Company wherein (A) the Company is not the surviving Company or (B) the Company is the surviving Company but the transaction is effected as a reverse triangular merger, a downstream merger, or a similar transaction as a result of which the other Company, or its shareholders, acquire control of the Company, or (ii) for the sale of 80% or more of the issued and outstanding capital stock of the Company, or (iii) the sale or conveyance of all or substantially all of the Company's assets and (b) as a condition of the consummation of any such agreement the surviving Company, or the disappearing Company which is not the Company, or the purchase(s) of the capital stock or assets, require that this Option either be exercised or canceled prior to the consummation of such agreement then the Company shall have the right to give the Holder notice of such condition and demand that the Holder deliver to the Company within thirty (30) days after the Company's delivery of such notice written notice of (I) the Holder's exercise in full of this Option, or (II) the Holder's consent to the cancellation of this Option pursuant to this
Section 6, or (III) the Holder's exercise in part of this Option and consent to the cancellation of the unexercised portion of this Option pursuant to this
Section 6. Any exercise or cancellation of this Option shall be effective immediately prior to the closing of the transaction described in this Section.

     6.2 Consideration. In full consideration for the Holder's cancellation of this Option pursuant to this Section 6, the Company shall pay to the Holder in cash the sum of One Hundred Dollars ($100.00) if this Option is canceled in full, or the applicable proportionate amount thereof if this Option is canceled in part.

     6.3 Power of Attorney. If the Holder does not deliver any such written notice to the Company within such 30-day period, for all purposes the Holder shall be conclusively presumed to have consented to the cancellation of this Option in full and to the appointment of the person who is then the Chief Executive Officer of the Company as the Holder's attorney-in-fact, with right of substitution, for the sole purpose of effecting such cancellation. The Chief Executive Officer of the Company, if appointed attorney-in-fact for the Holder of this Option pursuant to the provisions of the preceding sentence, may effect the cancellation of this Option or the remaining unexercised portion thereof by delivery to the Holder of this Option of payment in cash of the full consideration for the cancellation of this Option and this Option shall be canceled for all purposes upon delivery of such consideration to the Holder hereof and the consummation of the transaction with respect to which notice was given to the Holder hereof. The Holder of this Option acknowledges that the grant of the foregoing power-of-attorney is coupled with an interest and shall survive the death or disability of the Holder.

     6.4 Termination. If the transaction described in Section 6.1 above is not consummated or the parties abandon any such agreement, the Company shall notify the Holder of this Option of such event, the notice previously given by the Company with respect to such agreement shall be canceled, and the Holder of this Option shall have no further obligation to exercise or cancel this Option by reason of the notice from the Company; provided that the provisions of this
Section 6 shall survive the cancellation of any notice from the Company and shall apply to any subsequent agreement entered into by the Company or the shareholders of the Company to the same extent as if they had not entered into any prior agreement.

7.   NOTICES

     7.1 In case the Company proposes:

          7.1.1 to pay any dividend upon any class of its stock which is payable in stock (of any class or classes) or to make any distribution to the Holders of any class of its stock; or

          7.1.2 to issue or grant any rights or options with respect to the Common Stock; or

          7.1.3 to effect any capital reorganization or reclassification of the capital stock of the Company; or

          7.1.4 to consolidate with, or merge into, any other corporation or to transfer its property as an entirety or substantially as an entirety; or

          7.1.5 to convey, sell or distribute all or substantially all of its assets or to divide the business or ownership of the Company; or

          7.1.6 to effect the liquidation, dissolution or winding up of the Company;

then the Company shall cause notice of such intended action to be given to the Holder of this Option which shall include notification of the record date for such stock dividend, distribution, issuance or grant, or the date when such issuance, grant, capital reorganization, reclassification, consolidation, merger, liquidation, dissolution or winding up shall be effective, as the case may be.

     7.2 Any notice or other document required or permitted to be given or delivered to the Holder of this Option shall be personally delivered, or mailed by first-class mail, registered or certified, postage prepaid and return-receipt requested, or sent by facsimile or other form of electronic transmission, to the Holder at such address as shall have been furnished to the Company by the Holder of record of this Option. Any notice or other document required or permitted to be given or delivered to the Company shall be personally delivered, or mailed by first-class mail, registered or certified, postage prepaid and return-receipt requested, or sent by facsimile or other form of electronic transmission, to the principal office of the Company at 1800 Glenarm Place, 7th Floor, Denver, Colorado 80202, Attention: Chief Executive Officer, Facsimile No. (303) 292-5039, or such other address as shall have been furnished by the Company to the Holder of record of this Option. All notices and other documents given under this Option shall be deemed to have been duly given when delivered, if personally delivered, five (5) days after mailing, if mailed, and when transmitted if sent by facsimile or other form of electronic transmission.

8.   SECURITIES LAW

     Neither the sale and issuance of this Option nor the sale and issuance of any shares of Common Stock or other capital stock and securities issuable upon the exercise of this Option have been registered under the Securities Act of 1933, as amended (the `Securities Act"). Neither this Option nor any shares of Common Stock or other capital stock and securities issued upon the exercise of this Option may be resold unless and until they have been registered under the Securities Act or pursuant to the terms of an applicable exemption from registration under the Securities Act. The Company may place such restrictive legends on this Option and any certificates and other documents evidencing any Common Stock or other capital stock and securities issued upon exercise of this Option as the Company deems necessary or appropriate for purposes of complying with any federal or state securities laws.

9.   LIMITATION OF LIABILITY

     The Holder of this Option shall have no rights as a shareholder of the Company unless and until the Holder properly exercises this Option and the Company issues to the Holder shares of Common Stock or other securities of the Company by reason of such exercise. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the exercise price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

10.  FURNISH INFORMATION

     The Company shall deliver to the Holder of this Option promptly after their becoming available copies of all financial statements, reports and proxy statements which the Company shall have sent to its stockholders generally.

11.  ASSIGNMENT

     The Holder of this Option may not assign all or any portion of his right, tide arid interest under this Option to any person.

12.  INTERPRETATION

     All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter and to the singular or plural, as the identity of the person or persons may require for proper interpretation of this Option.

13.  GOVERNING LAW

     This Option shall be construed in accordance with, and governed by, the laws of the State of Colorado, in which it is being executed, delivered, and is to be performed.

     IN WITNESS WHEREOF, the Company has caused this Option to be signed in its name by its President and its corporate seal to be impressed hereon.

                                      "COMPANY":

                                      WEBB INTERACTIVE SERVICES, INC.,

                                      a Colorado corporation


                                      By________________________________________
                                        R. Steven Adams, Chief Executive Officer

                                    NOTICE OF
                              EXERCISE OF OPTION TO
                            PURCHASE COMMON STOCK OF
                         WEBB INTERACTIVE SERVICES, INC.
                            EXPIRING ________, 20___


The undersigned, the Holder of the above-referenced Option, hereby elects to exercise purchase rights represented by said Option for, and to purchase thereunder, _________ shares of Common Stock covered by said Option and herewith makes payment in full therefor of $__________, and requests that certificates for such shares (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ________________whose address is ________________________________________________; and, if such shares shall not include all of the shares issuable as provided in said Option, requests that a new Option of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.

________________     ___________________________________________________________
     Date